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                               SECOND AMENDMENT
                            TO AMENDED AND RESTATED
                               CREDIT AGREEMENT


                        Dated as of September 30, 2000


         This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 30, 2000 (this "Second Amendment") is among CORE, INC., a Massachusetts corporation (the "Borrower"), FLEET NATIONAL BANK ("Fleet"), UNION BANK OF CALIFORNIA, N.A. ("Union Bank" and, collectively with Fleet, the "Banks"), and FLEET NATIONAL BANK, as agent for the Banks (when acting in such capacity and not as one of the Banks, the "Agent").

         PRELIMINARY STATEMENTS. Fleet and the Borrower entered into a Credit Agreement dated as of August 31, 1998, which Credit Agreement was amended by a First Amendment to the Credit Agreement dated as of December 31, 1998, a Second Amendment to the Credit Agreement dated as of February 19, 1999, and a Third Amendment to the Credit Agreement dated as of April 27, 1999, amended and restated by an Amended and Restated Credit Agreement dated as of February 28, 2000, and further amended by a First Amendment to Amended and Restated Credit Agreement dated as of June 30, 2000 (as so amended, the "Existing Credit Agreement"). By copy of a letter dated October 16, 2000 (the "Waiver Request"), the Borrower notified the Agent and the Banks that it anticipated it would not, as of the fiscal quarter ended September 30, 2000, satisfy certain negative covenants contained in the Existing Credit Agreement, and requested that the Agent and the Banks waive such noncompliance with such negative covenants. The Agent and the Banks have waived the Borrower's noncompliance with such financial covenants, solely to the extent reported by the Borrower in the Waiver Request, subject to the Borrower's execution and delivery of this Second Amendment.

         NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the Borrower, the Agent and the Banks agree as follows:

         Section 1.1 AMENDMENTS TO THE EXISTING CREDIT AGREEMENT. Effective as of the effective date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Existing Credit Agreement is amended as follows:

                  (a) Section 5.8(c) of the Existing Credit Agreement is hereby deleted and replaced with the following:

         (c) MONTHLY FINANCIAL REPORTING OBLIGATIONS. As soon as available, and in any event within thirty (30) days following the end of each month, copies of the following, certified by a Senior Officer of the Borrower:

                    (i) a report in form satisfactory to the Agent of the age of accounts receivable generated by the Borrower and each of its Subsidiaries;

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                   (ii)  the consolidated and consolidating balance sheet and statements of operations of the Borrower and its Subsidiaries as at the end of and for such month and, with respect to the statements of operations, the portion of the fiscal year ended with such month, together with a report in form satisfactory to the Agent showing a comparison of such results with the Borrower's budget; and

                  (iii) a report in form satisfactory to the Agent of (A) the Capital Expenditures theretofore made or committed to be made by the Borrower and its Subsidiaries in such month, (B) the cumulative Capital Expenditures theretofore made or committed to be made by the Borrower and its Subsidiaries for the related fiscal quarter, and (C) the cumulative Capital Expenditures theretofore made or committed to be made by the Borrower and its Subsidiaries for the related fiscal year.

                  (b) SECTION 6.9 of the Existing Credit Agreement is hereby deleted and replaced with the following:

         Section 6.9. CAPITAL EXPENDITURES.

         (a) For the fiscal year ending December 31, 2000, make or permit to be made any Capital Expenditure in such fiscal year, or commit to make any Capital Expenditure in such fiscal year, which when added to the aggregate Capital Expenditures of the Borrower and its Subsidiaries theretofore made or committed to be made in such fiscal year, would exceed $5,750,000; and

         (b) For the fiscal quarter ending March 31, 2001 and for each fiscal quarter thereafter, make or permit to be made any Capital Expenditure in such fiscal quarter, or commit to make any Capital Expenditure in such fiscal quarter, which when added to the aggregate Capital Expenditures of the Borrower and its Subsidiaries theretofore made or committed to be made in such fiscal quarter, would exceed $1,000,000.

                  (c) The following is hereby added at the end of Article 6 of the Existing Credit Agreement as SECTION 6.19 thereof


         Section 6.19 MANDATORY REDUCTION OF OUTSTANDING PRINCIPAL BALANCE OF REVOLVING LOANS. For the fiscal quarter ending December 31, 2000 and for each fiscal quarter thereafter, fail to reduce the outstanding principal balance of all Revolving Loans to an amount no greater than $3,000,000 in the aggregate for a period of at least one Business Day during each such fiscal quarter.

                  (d) EXHIBIT C ("Officer's Certificate") to the Existing Credit Agreement is hereby deleted and replaced with Exhibit C hereto.

         Section 1.2 CONDITIONS OF EFFECTIVENESS. This Second Amendment shall become effective as of September 30, 2000 (the "Amendment Effective Date") when, and only if, the Agent shall have received on or before October 23, 2000 (the "Closing Date") a counterpart of this Second Amendment executed by the Borrower and the Banks and the following other conditions shall have been satisfied on or before said date:


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                  (a) the Agent shall have received (with a copy for each of the
Banks) a certificate of a Senior Officer of the Borrower dated the Closing Date and stating that:

                             (i)  the representations and warranties
contained in Article 4 of the Existing Credit Agreement and in the other Loan Documents are correct on and as of the date of such certificate as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                            (ii)  no Event of Default or Default has occurred
and is continuing or would result from the signing of this Second Amendment or the transactions contemplated hereby; and

                           (iii)  except as disclosed in the Waiver Request,
there has been no material adverse change in the financial conditions, operations, Properties, business or business prospects of the Borrower and its Subsidiaries, since December 31, 1999, the date of the last audited financial statements furnished to the Agent;

                  (b) the Agent shall have received copies of any amendments to the articles of incorporation and by-laws of the Borrower, which have been authorized or became effective since June 30, 2000, certified as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower;

                  (c) the Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower, authorizing the execution, delivery and performance by the Borrower of this Second Amendment, certified by the Secretary or an Assistant Secretary of the Borrower, which certificate shall be dated the Closing Date and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

                  (d) all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Second Amendment shall be satisfactory in form and substance to the Agent and the Agent shall have received any and all other information and documents with respect to the Borrower which it may reasonably request;

                  (e) Fleet shall have received payment of an amendment fee in the amount of $60,000; and

                  (f) Union Bank shall have received payment of an amendment fee in the amount of $40,000; and

                  (g) Day, Berry & Howard LLP, special counsel to the Agent and Fleet, shall have received payment of its legal fees and disbursements relating to this Second Amendment.

         Section 1.3 REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents as follows:

                  (a) The execution, delivery and performance by the Borrower of this Second Amendment and the amendments to the Security Documents to which the Borrower is a party


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have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its shareholders; (b) violate any provisions of its certificate of incorporation or by-laws; (c) violate any provision of or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Borrower or any Subsidiary; (d) result in a breach of or constitute a default or require any consent under any indenture, mortgage or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which it or its Properties may be bound; or (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Borrower.

                  (b) The representations and warranties contained in Article 4 of the Existing Credit Agreement, as amended by this Second Amendment, are correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

                  (c) No Event of Default or Default has occurred and is continuing or would result from the signing of this Second Amendment or the transactions contemplated hereby.

                  (d) Except as disclosed in the Waiver Request, there has been no material adverse change in the financial condition, operations, Properties, business or business prospects of the Borrower and its Subsidiaries, if any, since the date of the last financial statements furnished to the Agent.

                  (e) No actions, suits or proceedings or investigations are pending or, as far as the Borrower can reasonably foresee, threatened against or affecting the Borrower or any Subsidiary, or any Property of any of them before any court, governmental agency or arbitrator, which if determined adversely to the Borrower or any Subsidiary would in any one case or in the aggregate have a Materially Adverse Effect.

                  (f) No information, exhibit or report furnished in writing by or on behalf of the Borrower or any officer or director of the Borrower to the Agent in connection with the negotiation of, or pursuant to the terms of this Second Amendment, contained when made any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

         Section 1.4 Reference to and Effect on the Existing Credit Agreement.

                  (a) Upon the effectiveness of this Second Amendment, on and after the date hereof, each reference in the Existing Credit Agreement to "this Credit Agreement", "hereunder", "hereof", "herein" or words of the like import shall mean and be a reference to the Existing Credit Agreement as amended hereby.

                  (b) Except as specifically amended above, the Existing Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of


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the Agent or the Banks under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement.

         Section 1.5 COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Agent and the Banks in connection with the preparation, execution and delivery of this Second Amendment including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and Fleet with respect thereto.

         Section 1.6 EXECUTION IN COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         Section 1.7 GOVERNING LAW. This Second Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

         Section 1.8 DEFINED TERMS. Capitalized terms used herein which are not expressly defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         CORE, INC.



                                         By   /s/ William E. Nixon
                                           -----------------------------------
                                           Name:  William E. Nixon
                                           Title: EVP & CFO


                                         FLEET NATIONAL BANK, AS AGENT



                                         By   /s/ Holly A. O'Neill
                                           -----------------------------------
                                           Name:  Holly A. O'Neill
                                           Title: Bank Officer


                                         BANKS:

                                         FLEET NATIONAL BANK



                                         By   /s/ Holly A. O'Neill
                                           -----------------------------------
                                           Name:  Holly A. O'Neill
                                           Title: Bank Officer


                                         UNION BANK OF CALIFORNIA, N.A.



                                         By   /s/ Kim Ha
                                           -----------------------------------
                                           Name:  Kim Ha
                                           Title: Vice President


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